UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 21, 2020

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda       N/A
(Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2020, Enstar Group Limited (the “Company”) agreed to terms with Zachary Wolf to join the Company as its Deputy Chief Financial Officer, with an anticipated start date of September 21, 2020. Mr. Wolf will become the Company’s Chief Financial Officer following the transition of the Company’s current Chief Financial Officer, Guy Bowker, who previously agreed to remain with the Company until February 28, 2021 pursuant to the terms of a transition agreement. Mr. Wolf’s service as Chief Financial Officer is expected to begin on March 1, 2021, which date is subject to occur earlier or later in the discretion of the Board of Directors (but in no event later than April 30, 2021). It is anticipated that Mr. Wolf will become the Company’s principal financial officer and principal accounting officer at such time.
Mr. Wolf’s employment agreement with Enstar (US), Inc., a wholly-owned subsidiary of the Company, provides for base salary, eligibility to participate in the Company’s Annual Incentive Program beginning with the 2020 calendar year, eligibility to participate annually in the Company’s Equity Incentive Plan, and sign-on equity incentive awards. He will be eligible to participate in the Enstar (US), Inc. benefit and 401(k) plans generally available to all employees in the United States and to receive severance payments upon termination without cause or resignation for good reason.
Mr. Wolf, age 40, joins the Company from AmTrust Financial Services, Inc. (“AmTrust”), where he has served as Executive Vice President, Strategic Development since January 2020. From 2017 to 2020, he served as Deputy CFO and Senior Vice President at AmTrust, and prior to that was Vice President of Strategic Development from 2013 to 2017. Before joining AmTrust, Mr. Wolf worked in the financial services industry, including for six years at Standard & Poor’s as a senior director.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in the Company's Form 10-K for the year ended December 31, 2019 and in the Company’s Form 10-Q for the period ended June 30, 2020 and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

August 27, 2020	By:	/s/ Guy Bowker
Guy Bowker
Chief Financial Officer